Exhibit 10.56
SALE, TRANSFER AND ASSIGNMENT AGREEMENT
AND CROSS RECEIPT
Relating to certain participation interests in residential mortgage loans

This is a Sale, Transfer and Assignment Agreement (the “Agreement”) made as of December 23, 2022 between [NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA][AMERICAN HOME ASSURANCE COMPANY] (the “Assignor”) and [AMERICAN GENERAL LIFE INSURANCE COMPANY][THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK] (the “Assignee”).

W I T N E S S E T H

WHEREAS, the parties hold certain participation rights (the “Participations”) issued via a Master Participation Agreement, dated September 3, 2019 (the “MPA”), by and among The Bank of New York Mellon Trust Company, N.A. not in its individual capacity but solely in its capacity as trustee of and on behalf of Maple Acquisition Trust, as participation agent, AIG Asset Management (U.S.), LLC, as trust manager (the “Trust Manager”), and the initial certificateholders as identified therein.

WHEREAS, the Assignor desires to sell and transfer to Assignee rights in the Participations identified on Schedule 1 attached hereto (each an “Assigned Participation” and together, the “Assigned Participations”); and the Assignee desires to purchase and acquire the Assigned Participations.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Assignor and Assignee agree as follows:

1.Definitions.
Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the MPA

2.Assignment and Assumption.

The Assignor hereby sells, transfers and assigns to the Assignee all of its right, title and interest as in, to and under the Assigned Participations against delivery of the “Purchase Price” (identified on Schedule 1) by the Assignee to the Assignor in a manner acceptable to the Assignor; provided, however, that the Assignor is not assigning to the Assignee any of its right, title or interest, in, to and under the MLP with respect to any participation other than the Assigned Participations listed on Schedule 1. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee.

Assignee as Certificateholder hereby acknowledges receipt of the Assigned Participations identified on Schedule 1.

Assignor hereby acknowledges receipt of the Purchase Price.

Exhibit 10.56
3.Representations and Warranties
(a) Assignor warrants and represents to Assignee as of the date hereof:

(i) Assignor is the lawful owner of the Assigned Participations with full right to transfer the Assigned Participations and any and all of its interests, rights and obligations under the MPA as they relate to the Assigned Participations, free and clear from any and all liens, claims and encumbrances; and upon the transfer of the Assigned Participations to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Participation, as well as any and all of Assignor’s interests, rights and obligations under the MPA as they relate to the Assigned Participations, free and clear of any and all liens, claims and encumbrances;

(ii) Assignor has not previously assigned, sold or otherwise transferred any interest that it had or may have in the Assigned Participations or the MPA;

(iii) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Participations;

(iv) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor is subject. The execution, delivery and performance by Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(v) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

(vi) There is no action, suit, proceeding, investigation or litigation pending or, to Assignor’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor’s execution or delivery of, or the enforceability of, this Agreement, or the Assignor’s ability to perform its obligations under this Agreement.

(b) Assignee warrants and represents to, and covenants with, Assignor as of the date hereof:

Exhibit 10.56
(i) Assignee is a corporation, duly organized, validly existing and in good standing under the laws of the United States and has all requisite power and authority to hold the Assigned Participations.

(ii) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee is subject. The execution, delivery and performance by Assignee of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(iii) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

(iv) There is no action, suit, proceeding, investigation or litigation pending or, to Assignee’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee’s execution or delivery of, or the enforceability of, this Agreement, or the Assignee’s ability to perform its obligations under this Agreement;

(v) Assignee assumes for the benefit of the Assignor all of the rights the Assignor under the MPA with respect to the Assigned Participations; and

(vi) The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the MPA as it relates to the Assigned Participations, and from and after the date hereof, the Assignee assumes for the benefit of the Assignor all of Assignor’s obligations as a holder of participations thereunder, with respect to the Assigned Participations.

1.Miscellaneous.

(a)This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(b)If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such

Exhibit 10.56
covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

(c)No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

(d)This Agreement shall inure to the benefit of the successor and assigns of the parties hereto. Any entity into which Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor or Assignee, respectively, hereunder.

(e)Each party agrees without further consideration to use commercially reasonable efforts do and perform any and all acts, including executing and delivering any and all further agreements and instruments, which are reasonably requested by any other party hereto from time to time to more fully effect the intent of the purposes of, and transactions contemplated by, this Agreement. Each party further agrees that it will not do anything to interfere with the other party’s full use and enjoyment of the benefits of this Agreement.

(f)This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Assignor and Assignee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

[AMERICAN HOME ASSURANCE COMPANY

By: /S/ MILLA TONKONOGY
Name: Milla Tonkonogy
Title: Deputy Chief Investment Officer]

[NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA
By: /S/ MILLA TONKONOGY
Name: Milla Tonkonogy
Title: Deputy Chief Investment Officer]

[AMERICAN GENERAL LIFE INSURANCE COMPANY
By: /S/ SABRA PURTILL

Exhibit 10.56
Name: Sabra Purtill
Title: Chief Investment Officer]

[THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By: /S/ SABRA PURTILL
Name: Sabra Purtill
Title: Chief Investment Officer]

Schedule 1

AGGREGATE PURCHASE PRICE
$[ ]

SCHEDULE OF PARTICIPATIONS

INVESTOR_NUMBER	SERVICER_NUMBER
[	[